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                                                                    EXHIBIT 99.n


                           CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-2 of our report dated December 13, 1999, relating to the Statement of Assets and Liabilities of meVC Draper Fisher Jurvetson Fund I, Inc., which appears in such Registration Statement. We also consent to the reference to us under the headings "Experts", "Independent Accountants" and "Financial Statements" in such Registration Statement.



PricewaterhouseCoopers LLP
San Francisco, California
March 27, 2000